Exhibit 99.1
Delek Logistics Reports Record Third Quarter 2025 Results
•Net income of $45.6 million
•Reported Adjusted EBITDA of $136.0 million up 27% year over year
•Reported record crude gathering volumes in the Delaware crude gathering system
•Increasing full year Adjusted EBITDA guidance to $500 - $520 million on strong execution
•Continued our consistent distribution growth with our 51st consecutive quarterly increase to $1.120/unit
•Continue to progress comprehensive acid gas injection (AGI ) & sour gas treating solution at the Libby Gas Complex

BRENTWOOD, Tenn., November 7, 2025 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the third quarter 2025.
“During the third quarter Delek Logistics continued its strong execution by making progress on the development of sour gas gathering and acid gas injection capabilities. Delek Logistics also had record crude gathering volumes in its Delaware Business. Due to the strong progress we have made so far in the year we are increasing our full year EBITDA guidance higher to $500 - $520 million. We are proud of the 51st consecutive increase in our distribution," said Avigal Soreq, President of Delek Logistics' general partner.
"We are very excited about the comprehensive AGI & sour gas treating solution we are building at the Libby Complex. These capabilities will help our producer customers drill their most productive locations' and we have started to see action taken by our producers to increase drilling to align with our assets being placed into service which will allow us to further expand the overall processing capacity at the complex. Finally, as I have mentioned in the past, we will continue to strengthen and grow Delek Logistics through a prudent management of liquidity and leverage," Mr. Soreq continued.
Delek Logistics reported third quarter 2025 net income of $45.6 million or $0.85 per diluted common limited partner unit. The third quarter 2025 net income included $0.6 million of transaction costs. This compares to net income of $33.7 million, or $0.71 per diluted common limited partner unit, in the third quarter 2024. Net cash provided by operating activities was $54.9 million in the third quarter 2025 compared to $24.9 million in the third quarter 2024. Distributable cash flow, as adjusted was $74.1 million in the third quarter 2025, compared to $62.0 million in the third quarter 2024.
For the third quarter 2025, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $102.0 million compared to $69.2 million in the third quarter 2024. The third quarter 2025 EBITDA included $0.6 million of transaction costs, $0.1 million of DPG inventory and $30.5 million of sales-type lease accounting impacts. For the third quarter 2025, Adjusted EBITDA was $136.0 million compared to $106.8 million in the third quarter 2024.
Distribution and Liquidity
On October 28, 2025, Delek Logistics declared a quarterly cash distribution of $1.120 per common limited partner unit for the third quarter 2025. This distribution will be paid on November 13, 2025 to unitholders of record on November 7, 2025. This represents a 0.4% increase from the second quarter 2025 distribution of $1.115 per common limited partner unit, and a 1.8% increase over Delek Logistics’ third quarter 2024 distribution of $1.100 per common limited partner unit.
As of September 30, 2025, Delek Logistics had total debt of approximately $2.3 billion and cash of $6.9 million and a leverage ratio of approximately 4.44x. Additional borrowing capacity under the $1.2 billion third party revolving credit facility was $1.0 billion.
Consolidated Operating Results
Adjusted EBITDA in the third quarter 2025 was $136.0 million compared to $106.8 million in the third quarter 2024. The $29.2 million increase in Adjusted EBITDA reflects the results of H2O Midstream and Gravity operations, as well as impacts from the W2W dropdown, and an increase in wholesale margins.
Gathering and Processing Segment
Adjusted EBITDA in the third quarter 2025 was $82.8 million compared with $55.0 million in the third quarter 2024. The increase was primarily due to incremental EBITDA from the Gravity and H2O Midstream acquisitions.
Wholesale Marketing and Terminalling Segment
Adjusted EBITDA in the third quarter 2025 was $21.4 million, compared with third quarter 2024 Adjusted EBITDA of $24.7 million. The decrease was primarily due to assignment of the Big Spring refinery marketing agreement to Delek Holdings, which was partially offset by an increase in wholesale margins.
Storage and Transportation Segment
Adjusted EBITDA in the third quarter 2025 was $19.3 million, compared with $19.4 million in the third quarter 2024.

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Investments in Pipeline Joint Ventures Segment
During the third quarter 2025, income from equity method investments was $21.9 million compared to $15.6 million in the third quarter 2024. The increase was primarily due to the impacts of the W2W dropdown, partially offset by a decrease in income from our investments in our other joint ventures.
Corporate
Adjusted EBITDA in the third quarter 2025 was a loss of $9.3 million compared to a loss of $7.9 million in the third quarter 2024.
Third Quarter 2025 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its third quarter 2025 results on Friday, November 7, 2025 at 11:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense. Forward-looking statements include, but are not limited to, anticipated performance and financial position; statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream acquisitions; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth.
Investors are cautioned that the following important factors, including among others, may affect these forward-looking statements: the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; Delek Logistics' ability to realize cost reductions; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties with respect to the possible benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity transactions, as well as from integration post-closing; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures; scheduled turnaround activity; the results of our investments in joint ventures; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.
Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

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DPG Drop
On May 1, 2025, Delek Holdings transferred the Delek Permian Gathering purchasing and blending business to Delek Logistics (the "DPG Dropdown”). In connection with the DPG Dropdown, Delek Logistics assumed all of Delek Holdings’ rights and obligations to purchase crude oil under certain contracts associated with Delek Logistics' existing Midland Gathering System. In addition, line fill inventory amounting to $6.9 million was transferred to Delek Logistics. Total consideration included the cancellation of $58.8 million in existing receivables owed to Delek Logistics by Delek Holdings.
Sales-Type Leases
During the third quarter of 2024, Delek Logistics and Delek US renewed and amended certain commercial agreements. These amendments required the embedded leases within these agreements to be reassessed under Accounting Standards Codification 842, Leases. As a result of these amendments, certain of these agreements met the criteria to be accounted for as sales-type leases. Therefore, portions of our payments received for minimum volume commitments under agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues.
Non-GAAP Disclosures
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before interest, income taxes, depreciation and amortization, including amortization of customer contract intangible assets, which is included as a component of net revenues.
•Adjusted EBITDA - EBITDA adjusted for (i) significant, infrequently occurring transaction costs and (ii) throughput and storage fees associated with the lease component of commercial agreements subject to sales-type lease accounting.
•Distributable cash flow - calculated as net cash flow from operating activities adjusted for changes in assets and liabilities, maintenance capital expenditures net of reimbursements, sales-type lease receipts, net of income recognized and other adjustments not expected to settle in cash.
•Distributable cash flow, as adjusted - calculated as distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted, measures are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of these non-GAAP measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance and liquidity for current and comparative periods. Non-GAAP measures should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, net cash provided by operating activities and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted may be defined differently by other partnerships in our industry, our definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. However, due to the inherent difficulty and impracticability of estimating certain amounts required by U.S. GAAP with a reasonable degree of certainty at this time without unreasonable effort and imprecision, we have not provided a reconciliation of forward-looking Adjusted EBITDA guidance.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$6,912	$5,384
Accounts receivable	91,816	54,725
Accounts receivable from related parties	242,366	33,313
Lease receivable - affiliate	21,632	22,783
Inventory	18,635	5,427
Other current assets	1,432	24,260
Total current assets	382,793	145,892
Property, plant and equipment:
Property, plant and equipment	1,794,458	1,375,391
Less: accumulated depreciation	(375,615)	(311,070)
Property, plant and equipment, net	1,418,843	1,064,321
Equity method investments	325,753	317,152
Customer relationship intangibles, net	238,571	186,911
Other intangibles, net	134,237	94,547
Goodwill	12,203	12,203
Operating lease right-of-use assets	12,844	16,654
Net lease investment - affiliate	186,560	193,126
Other non-current assets	35,437	10,753
Total assets	$2,747,241	$2,041,559

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$308,405	$41,380
Interest payable	27,860	30,665
Excise and other taxes payable	17,922	6,764
Current portion of operating lease liabilities	3,490	5,340
Accrued expenses and other current liabilities	12,556	4,629
Total current liabilities	370,233	88,778
Non-current liabilities:
Long-term debt, net of current portion	2,288,318	1,875,397
Operating lease liabilities, net of current portion	4,134	6,004
Asset retirement obligations	23,445	15,639
Other non-current liabilities	43,639	20,213
Total non-current liabilities	2,359,536	1,917,253
Total liabilities	2,729,769	2,006,031
Equity:
Common unitholders - public; 19,611,965 units issued and outstanding at September 30, 2025 (17,374,618 at December 31, 2024)	514,884	440,957
Common unitholders - Delek Holdings; 33,868,203 units issued and outstanding at September 30, 2025 (34,111,278 at December 31, 2024)	(497,412)	(405,429)
Total equity	17,472	35,528
Total liabilities and equity	$2,747,241	$2,041,559

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues:
Affiliate	$131,016	$114,899	$371,420	$411,352
Third party	130,261	99,171	386,137	319,421
Net revenues	261,277	214,070	757,557	730,773
Cost of sales:
Cost of materials and other - affiliate	85,486	84,015	259,863	279,962
Cost of materials and other - third party	44,238	33,495	118,274	99,300
Operating expenses (excluding depreciation and amortization presented below)	43,472	27,746	121,627	88,895
Depreciation and amortization	34,128	19,969	86,505	67,882
Total cost of sales	207,324	165,225	586,269	536,039
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	381	174	1,285	569
General and administrative expenses	4,520	15,745	22,328	26,624
Depreciation and amortization	671	1,235	3,107	4,024
Other operating expense (income), net	3,013	(117)	(835)	(1,294)
Total operating costs and expenses	215,909	182,262	612,154	565,962
Operating income	45,368	31,808	145,403	164,811
Interest income	(26,716)	(23,470)	(72,801)	(23,498)
Interest expense	47,991	37,022	130,803	112,547
Income from equity method investments	(21,878)	(15,602)	(42,564)	(31,974)
Other expense (income), net	67	34	26	(177)
Total non-operating expenses, net	(536)	(2,016)	15,464	56,898
Income before income tax expense	45,904	33,824	129,939	107,913
Income tax expense	344	150	771	533
Net income	45,560	33,674	129,168	107,380
Comprehensive income	45,560	33,674	$129,168	$107,380
Net income per unit:
Basic	$0.85	$0.71	$2.41	$2.32
Diluted	$0.85	$0.71	$2.41	$2.32
Weighted average common units outstanding:
Basic	53,467,306	47,109,008	53,505,419	46,248,003
Diluted	53,519,572	47,135,101	53,540,795	46,269,423

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2025	2024	2025	2024
Cash flows from operating activities
Net cash provided by operating activities	$54,937	$24,944	$193,910	$156,441
Cash flows from investing activities
Net cash used in investing activities	(63,978)	(299,107)	(411,661)	(314,528)
Cash flows from financing activities
Net cash provided by financing activities	14,517	276,369	219,279	161,649
Net increase in cash and cash equivalents	5,476	2,206	1,528	3,562
Cash and cash equivalents at the beginning of the period	1,436	5,111	5,384	3,755
Cash and cash equivalents at the end of the period	$6,912	$7,317	$6,912	$7,317

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Net Income to EBITDA:
Net income	$45,560	$33,674	$129,168	$107,380
Add:
Income tax expense	344	150	771	533
Depreciation and amortization	34,799	21,204	89,612	71,906
Amortization of marketing contract intangible	—	601	—	4,206
Interest expense, net	21,275	13,552	58,002	89,049
EBITDA	101,978	69,181	277,553	273,074
Asset Impairment	2,802	—	2,802	—
Throughput and storage fees for sales-type leases	30,535	28,972	85,647	28,972
DPG Inventory Impact	100		1,000
Transaction costs	563	8,676	6,408	8,676
Adjusted EBITDA	$135,978	$106,829	$373,410	$310,722

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$54,937	$24,944	$193,910	$156,441
Changes in assets and liabilities	20,563	29,049	15,041	31,168
Non-cash lease expense	(1,426)	(3,788)	(5,045)	(5,689)
Distributions from equity method investments in investing activities	6,598	704	12,168	3,377
Regulatory and sustaining capital expenditures not distributable	(5,600)	(3,396)	(10,843)	(7,682)
Reimbursement from Delek Holdings for capital expenditures	9	—	28	282
Sales-type lease receipts, net of income recognized	(590)	5,474	8,437	5,474
Accretion	(737)	446	(1,784)	(564)
Deferred income taxes	(183)	(247)	(446)	(451)
Gain on disposal of assets	13	97	3,861	6,727
Distributable Cash Flow	73,584	53,283	215,327	189,083
Transaction costs	563	8,676	6,408	8,676
Distributable Cash Flow, as adjusted (1)	$74,147	$61,959	$221,735	$197,759

(1) Distributable cash flow adjusted to exclude transaction costs primarily associated with the H2O Midstream Acquisition and Gravity Acquisition.

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Distributions to partners of Delek Logistics, LP	$59,898	$56,613	$178,830	$158,397

Distributable cash flow	$73,584	$53,283	$215,327	$189,083
Distributable cash flow coverage ratio (1)	1.23x	0.94x	1.20x	1.19x
Distributable cash flow, as adjusted	74,147	61,959	221,735	197,759
Distributable cash flow coverage ratio, as adjusted (2)	1.24x	1.09x	1.24x	1.25x

(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended September 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$51,165	$56,816	$23,035	$—	$—	$131,016
Third party	81,044	47,925	1,292	—	—	130,261
Total revenue	$132,209	$104,741	$24,327	$—	$—	$261,277

Adjusted EBITDA	$82,787	$21,374	$19,280	$21,878	$(9,341)	$135,978
Asset Impairment	—	2,802	—	—	—	2,802
Transaction costs	—	—	—	—	563	563
DPG Inventory Impact	100	—	—	—	—	100
Throughput and storage fees for sales-type leases	13,136	4,369	13,030	—	—	30,535
Segment EBITDA	$69,551	$14,203	$6,250	$21,878	$(9,904)	$101,978
Depreciation and amortization	$31,801	$811	$1,411	$—	$776	34,799
Interest income	$(10,818)	$(3,970)	$(11,928)	$—	$—	(26,716)
Interest expense	$—	$—	$—	$—	$47,991	47,991
Income tax benefit						344
Net income						$45,560

Capital spending	$47,594	$647	$1,389	$—	$—	$49,630

	Three Months Ended September 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$39,910	$51,682	$23,307	$—	$—	$114,899
Third party	41,617	55,256	2,298	—	—	99,171
Total revenue	$81,527	$106,938	$25,605	$—	$—	$214,070

Adjusted EBITDA	$55,024	$24,695	$19,404	$15,602	$(7,896)	$106,829
Transaction costs	—	—	—	—	8,676	8,676
Throughput and storage fees not included in revenue	12,644	4,450	11,878	—	—	28,972
Segment EBITDA	$42,380	$20,245	$7,526	$15,602	$(16,572)	69,181
Depreciation and amortization	$16,424	$2,796	$1,218	$—	$766	21,204
Amortization of marketing contract intangible	$—	$601	$—	$—	$—	601
Interest income	(11,531)	(3,707)	(8,232)	—	—	(23,470)
Interest expense	$—	$—	$—	$—	$37,022	37,022
Income tax expense						150
Net income						$33,674

Capital spending	$62,086	$1,202	$1,910	$—	$—	$65,198

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	Nine Months Ended September 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$128,830	$173,891	$68,699	$—	$—	$371,420
Third party	239,749	142,164	4,224	—	—	386,137
Total revenue	$368,579	$316,055	$72,923	$—	$—	$757,557

Adjusted EBITDA	$241,846	$62,431	$50,679	$42,564	$(24,110)	$373,410
	—	2,802	—	—	—	2,802
Transaction costs	—	—	—	—	6,408	6,408
DPG Inventory Impact	1,000	—	—	—	—	1,000
Throughput and storage fees for sales-type leases	39,409	13,250	32,988	—	—	85,647
Segment EBITDA	$201,437	$46,379	$17,691	$42,564	$(30,518)	$277,553
Depreciation and amortization	80,609	2,715	3,993	—	2,295	89,612
Interest income	(33,296)	(12,240)	(27,265)	—	—	(72,801)
Interest expense	—	—	—	—	130,803	130,803
Income tax expense						771
Net income						$129,168

Capital spending	$236,123	$802	$3,837	$—	$—	$240,762

	Nine Months Ended September 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$143,992	$175,463	$91,897	$—	$—	$411,352
Third party	126,061	186,345	7,015	—	—	319,421
Total revenue	$270,053	$361,808	$98,912	$—	$—	$730,773

Adjusted EBITDA	$167,463	$80,174	$54,283	$31,974	$(23,172)	$310,722
Impairment of goodwill	—	—	—	—	—	—
Transaction costs	—	—	—	—	8,676	8,676
Throughput and storage fees not included in revenue	12,644	4,450	11,878	—	—	28,972
Segment EBITDA	$154,819	$75,724	$42,405	$31,974	$(31,848)	273,074
Depreciation and amortization	56,640	6,143	6,515	—	2,608	71,906
Amortization of marketing contract intangible	—	4,206	—	—	—	4,206
Interest income	(11,559)	(3,707)	(8,232)	—	—	(23,498)
Interest expense	—	—	—	—	112,547	112,547
Income tax expense						533
Net income						$107,380

Capital spending	$84,160	$1,223	$5,167	$—	$—	$90,550

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
Gathering and Processing	2025	2024	2025	2024
Regulatory capital spending	$286	$—	$286	$—
Sustaining capital spending	3,282	284	5,922	1,292
Growth capital spending	44,026	61,802	229,915	82,868
Segment capital spending	47,594	62,086	236,123	84,160
Wholesale Marketing and Terminalling
Regulatory capital spending	174	379	185	406
Sustaining capital spending	473	823	617	817
Growth capital spending	—	—	—	—
Segment capital spending	647	1,202	802	1,223
Storage and Transportation
Regulatory capital spending	325	366	1,345	688
Sustaining capital spending	1,060	1,544	2,488	4,479
Growth capital spending	4	—	4	—
Segment capital spending	1,389	1,910	3,837	5,167
Consolidated
Regulatory capital spending	785	745	1,816	1,094
Sustaining capital spending	4,815	2,651	9,027	6,588
Growth capital spending	44,030	61,802	229,919	82,868
Total capital spending	$49,630	$65,198	$240,762	$90,550

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	71,802	68,430	68,340	71,576
Refined products pipelines to Enterprise Systems	59,679	55,283	56,442	59,681
El Dorado Gathering System	9,053	13,886	9,781	12,113
East Texas Crude Logistics System	31,317	35,891	30,462	26,319
Midland Gathering System	222,980	185,179	213,750	201,796
Plains Connection System	185,151	188,421	174,446	218,323
Delaware Gathering Assets:
Natural Gas Gathering and Processing (Mcfd(1))	62,692	75,719	61,157	76,092
Crude Oil Gathering (average bpd)	153,745	125,123	137,828	124,190
Water Disposal and Recycling (average bpd)	87,176	123,856	110,575	123,360
Midland Water Gathering System:
Water Disposal and Recycling (average bpd) (2)	616,484	311,290	674,532	311,290

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (3)	67,439	70,172	67,609	69,246
Big Spring marketing throughputs (average bpd) (4)	—	22,700	—	60,109
West Texas marketing throughputs (average bpd)	2,680	6,552	8,058	5,276
West Texas gross margin per barrel	$4.50	$3.38	$3.41	$2.85
Terminalling throughputs (average bpd) (5)	145,808	160,849	144,629	152,272
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity. Gravity 2025 volumes are from January 2, 2025 to September 30, 2025.
(3) Excludes jet fuel and petroleum coke.
(4) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, our El Dorado and North Little Rock, Arkansas terminals and our Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its X account (@DelekLogistics).

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